EXHIBIT 10.15


     Smith Corona Corporation Secretary's Certificate resolving the termination of the Smith Corona Corporation Supplemental
        Executive Retirement Plan effective January 31, 1996.



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                     SMITH CORONA CORPORATION

                     SECRETARY'S CERTIFICATE

         Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions adopted by the Board of Directors of Smith Corona on January 26, 1996, such resolutions are in full force and effect on and as of the date hereof, and such resolutions have not been amended, altered or repealed.






/s/ G. William Sisley
- ---------------------
G. William Sisley





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                                            EXHIBIT A



         WHEREAS, the Corporation maintains the Smith
    Corona corporation Supplemental Executive Retirement
    Plan (the "Plan") restated and amended as of July 28, 1989;

         WHEREAS, the Plan provided that the Corporation may amend or terminate the Plan at any time;

         WHEREAS, the Corporation desires to terminate the Plan effective January 31, 1996;

              NOW, THEREFORE, BE IT RESOLVED that, pursuant to
    Section 12.2 of the Plan, the Plan be, and it hereby is terminated effective January 31, 1996; and

              FURTHER RESOLVED, that any officer of the Corporation be, and each of them hereby is, authorized and empowered to take such action as amy be deemed by the officer so acting as necessary or appropriate to carry out the intent of the foregoing resolution and that any actions thus far taken in such regard are hereby ratified.